Exhibit 99.2

READY CAPITAL AND BROADMARK REALTY CAPITAL ANNOUNCE DEFINITIVE

MERGER AGREEMENT

− Transaction will create the 4th largest commercial mortgage REIT with a capital base of $2.8 billion –

− Highly synergistic platforms and capital optimization will drive strong earnings per share accretion in 2024 and sustained long-term growth −

− Expected value at closing of approximately $787 million −

New York, NY, February 27, 2023 /Globe Newswire/ – Ready Capital Corporation (NYSE:RC) (“Ready Capital”), a multi-strategy real estate finance company that originates, acquires, finances and services small-to-medium balance commercial loans, and Broadmark Realty Capital Inc. (NYSE:BRMK) (“Broadmark”), a specialty real estate finance company that specializes in originating and servicing residential and commercial construction loans, announced today that they have entered into a definitive merger agreement pursuant to which Broadmark will merge with Ready Capital. Upon completion of the merger, Ready Capital is expected to have a pro forma equity capital base of $2.8 billion.

Under the terms of the merger agreement, each share of Broadmark common stock will be converted into 0.47233 shares of Ready Capital common stock, or a total of approximately 63 million shares of Ready Capital common stock. The respective closing stock prices for Ready Capital and Broadmark on February 24, 2023 imply an offer price of $5.90 per Broadmark share, representing a 41% premium or approximately 0.85x tangible book value as of December 31, 2022. Upon the closing of the merger, Ready Capital stockholders are expected to own approximately 64% of the combined company’s stock, while Broadmark stockholders are expected to own approximately 36% of the combined company’s stock. In addition, Ready Capital will assume Broadmark’s outstanding senior unsecured notes.

Based on the closing price of Ready Capital’s common stock on February 24, 2023, the market capitalization of the combined company is approximately $2.2 billion. The combined company will operate under the name “Ready Capital Corporation” and its shares will trade on the NYSE under the existing ticker symbol “RC”. Waterfall Asset Management, LLC will continue to manage the combined company.

“We are excited about the continued growth of our commercial real estate investment platform with the Broadmark transaction and believe it will provide strategic and financial benefits to all shareholders,” stated Ready Capital Chairman and Chief Executive Officer Thomas Capasse. “We believe our asset management and workout experience, along with the synergies we expect to realize, position us well over the long-term.”

“We are thrilled to join the Ready Capital team to usher in a new chapter of growth for both organizations by forming the 4th largest commercial mortgage REIT,” said Broadmark Chairman and Interim Chief Executive Officer Jeffrey Pyatt. “Our synergies are undeniable given the complementary skillsets, product offerings and geographic footprint. The Broadmark team is looking forward to working closely with our colleagues at Ready Capital to maximize the potential of our combined platform and deliver value for our shareholders.”

Anticipated Benefits to Ready Capital and Broadmark Stockholders from the Merger

•	Highly Synergistic Business Models with Natural Alignment Across Geographies, Products, Sponsors, and Credit Philosophies: Ability for the combined company to capture economics throughout the full lifecycle of a property and retain sponsor relationships beyond construction and/or bridge stages.
•	Strategically and Financially Compelling: Synergistic franchises and optimized capital management, among other factors, create a highly accretive transaction.

•	Robust Liquidity Supported by Proven Asset Management and Diversified Access to Funding: Immediate deleveraging benefit to Ready Capital with the opportunity to prudently optimize capital and enhance the earnings profile of the combined company.
•	Significantly Increased Scale and Opportunities for Operational Efficiency: Creates the 4th largest commercial mortgage REIT with increased operational leverage.
•	Proven Acquisition Track Record Provides Long-Term Upside to Shareholders: Integration and post-close growth strategy informed by Ready Capital’s six mergers and acquisitions since 2016.

Additional information on the transaction and the anticipated effects on Ready Capital can be found in the investor deck relating to the merger on Ready Capital’s website. The investor deck is also furnished by Ready Capital in a Current Report on Form 8-K on the date hereof.

Management, Governance and Corporate Headquarters

Upon completion of the merger, Ready Capital’s Chairman, Chief Executive Officer and Chief Investment Officer, Thomas Capasse, will continue to lead the company and Ready Capital executives Jack Ross, Andrew Ahlborn, Gary Taylor and Adam Zausmer will remain in their current roles. The combined company will remain headquartered in New York, New York. The Board of the combined company is expected to increase by three Broadmark-designated directors to twelve directors.

Timing and Approvals

The transaction has been unanimously approved by each of the Boards of Directors of Ready Capital and Broadmark. The transaction is expected to close during the second quarter of 2023, subject to the respective approvals by the stockholders of Ready Capital and Broadmark and other customary closing conditions.

Advisors

Wells Fargo Securities, LLC is acting as exclusive financial advisor and Alston & Bird LLP is acting as legal advisor to Ready Capital. J.P. Morgan Securities LLC is acting as exclusive financial advisor to Broadmark. Sidley Austin LLP is acting as legal advisor and Bryan Cave Leighton Paisner LLP is acting as tax legal advisor to Broadmark.

Additional Information about the Merger

In connection with the proposed merger, Ready Capital expects to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, containing a joint proxy statement/prospectus, and other documents with respect to the proposed merger. The joint proxy/prospectus will contain important information about the proposed transaction and related matters. STOCKHOLDERS OF READY CAPITAL AND BROADMARK ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY READY CAPITAL AND BROADMARK WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT READY CAPITAL, BROADMARK AND THE PROPOSED MERGER.

Stockholders of Ready Capital and Broadmark may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by Ready Capital or Broadmark with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Ready Capital with the SEC are also available free of charge on Ready Capital’s website at www.readycapital.com. Copies of the documents filed by Broadmark with the SEC are also available free of charge on Broadmark’s website at www.broadmark.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended (the “Securities Act”).

Participants in Solicitation Relating to the Merger

Ready Capital, Broadmark and their respective directors and executive officers, and certain other affiliates of Ready Capital and Broadmark may be deemed to be participants in the solicitation of proxies from the stockholders of Ready Capital and Broadmark in respect of the proposed merger. Information regarding Ready Capital’s directors and executive officers can be found in Ready Capital’s definitive proxy statement filed with the SEC on April 29, 2022, its most recent Annual Report filed on Form 10-K for the fiscal year ended December 31, 2021, and its Current Reports on Form 8-K filed with the SEC on September 29, 2022, November 18, 2022 and December 1, 2022. Information regarding Broadmark’s directors and executive officers can be found in Broadmark’s definitive proxy statement filed with the SEC on April 28, 2022, its most recent Annual Report filed on Form 10-K for the fiscal year ended December 31, 2021, and its Current Reports on Form 8-K filed with the SEC on April 25, 2022, May 4, 2022, October 14, 2022 and November 7, 2022. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed merger if and when they become available. These documents are available free of charge on the SEC’s website and from Ready Capital or Broadmark, as applicable, using the sources indicated above.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on current expectations and beliefs of Ready Capital and Broadmark and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; neither Ready Capital nor Broadmark can give any assurance that their expectations will be attained.

Factors that could cause actual results to differ materially from expectations include, but are not limited to, the risk that the merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain stockholder approvals relating to the merger and issuance of shares in connection therewith or the failure to satisfy the other conditions to completion of the merger; risks related to disruption of management attention from the ongoing business operations due to the proposed merger; the effect of the announcement of the proposed merger on the operating results and businesses generally of Ready Capital and Broadmark; the outcome of any legal proceedings relating to the merger; the ability to retain key personnel; availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; inflationary pressures on the capital markets and the general economy; conditions in the market for small balance commercial loans and other investments; legislative and regulatory changes that could adversely affect the businesses of Ready Capital and Broadmark; risks related to integrating an existing lending platform into our operations; risks related to the origination and ownership of construction loans and other assets, which are typically short-term loans that are subject to additional risks as compared to loans secured by existing structures or land; risks related to the origination and ownership of bridge loans and other assets, which are typically short-term loans that are subject to higher interest rates, transaction costs and uncertainty on loan repayment; risks relating to any future impact of the COVID-19 pandemic, including the responses of governments and industries, on the real estate sector; and other factors, including those set forth in the Risk Factors sections of Ready Capital’s and Broadmark’s most recent Annual Reports on Form 10- K and other reports filed by Ready Capital and Broadmark with the SEC, copies of which are available on the SEC's website, www.sec.gov. Neither Ready Capital nor Broadmark undertakes any obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

About Ready Capital Corporation

Ready Capital Corporation (NYSE: RC) is a multi-strategy real estate finance company that originates, acquires, finances and services small- to medium-sized balance commercial loans. The Company specializes in loans backed by commercial real estate, including agency multifamily, investor and bridge as well as U.S. Small Business Administration loans under its Section 7(a) program. Headquartered in New York, New York, the Company employs over 600 professionals nationwide.

About Broadmark Realty Capital

Broadmark Realty Capital Inc. (NYSE: BRMK) is a specialty real estate finance company, providing financing solutions generally in the $5 to $75 million range per transaction. The company provides smart, reliable, rapid solutions across the entire debt capital stack, including senior, subordinate, and participation investments with fixed and floating rate structures available. Broadmark invests in a variety of new construction and existing properties across all asset classes throughout the United States, including hotel, industrial, medical, mixed-use, office, retail, self-storage, warehouse, multifamily, senior living, student housing, condos, larger scaled single-family, townhome, and multiplex. It has the competitive advantage of being an internally managed balance sheet lender, and the company’s proactive approach delivers dedicated in-house underwriting, asset management, loan servicing, and draw administration.

Contact

Ready Capital Corporation

Investor Relations

212-257-4666

InvestorRelations@readycapital.com

Ready Capital Media Relations
PR@readycapital.com

Broadmark Realty Capital

Investor Relations

InvestorRelations@broadmark.com

206-623-7782

Media Relations

media@broadmark.com